Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: 949/389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: 949/389-6440
michael.roe@qlogic.com

QLogic Announces Appointment of Balakrishnan S. Iyer to its Board of Directors

ALISO VIEJO, Calif., June 16, 2003 -QLogic Corp. (NASDAQ:QLGC), the company that powers storage area networks (SANs), today announced that Balakrishnan (Bala) S. Iyer has been appointed to its board of directors. Iyer is currently the senior vice president and chief financial officer of Conexant Systems, Inc. (Nasdaq: CNXT). Iyer’s appointment is effective Thursday, June 12.

Before joining Conexant in December 1998, Iyer served as senior vice president and chief financial officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices. Iyer has an M.B.A. in finance from The Wharton School of the University of Pennsylvania, an M.S. degree in industrial engineering from the University of California, Berkeley and a B.S. degree in mechanical engineering from the Indian Institute of Technology.

“I’m confident that Bala will be an invaluable addition to the QLogic board,” said H.K. Desai, president, chairman and CEO of QLogic. “As a key executive of an established semiconductor company, and with his extensive background in both engineering and finance, Bala will be a key contributor to QLogic’s strategic vision.”

Powered by QLogic

Over 40 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives, delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, Sony, StorageTek and Sun, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Forbes’ Best 200 Small Companies for the fourth consecutive year and was named to Fortune’s 100 Fastest Growing Companies list for the third consecutive year. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the company’s web site (www.qlogic.com). Any announcement that does not appear on the QLogic web site has not been issued by QLogic.

Disclaimer- Forward Looking Statements

With the exception of historical information, the statements set forth above include forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. QLogic wishes to advise readers that these potential risks and uncertainties relate to, but are not limited to, in no particular order: the introduction of new and changing technologies in our industry and customer acceptance of those technologies; a change in semiconductor foundry capacity or conditions; fluctuations in the growth of I/O markets; fluctuations or cancellations in orders from OEM customers; QLogic’s ability to compete effectively with other companies; cancellation of OEM products associated with design wins; and fluctuations in our operating results and our stock price.

More detailed information on these and additional factors which could affect QLogic’s operating and financial results are described in QLogic’s Forms 10-Q, 10-K and other reports, filed or to be filed with the Securities and Exchange Commission. QLogic urges all interested parties to read these reports to gain a better understanding of the many business and other risks that QLogic faces. Additionally, QLogic undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Note to Editors: Trademarks and registered trademarks are the property of the companies with which they are associated.